As filed with the Securities and Exchange Commission on December 11, 2013.

Registration No. 333-_______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BROOKDALE SENIOR LIVING INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3068069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 400 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

BROOKDALE SENIOR LIVING INC. ASSOCIATE STOCK PURCHASE PLAN
(Full title of the plan)

Chad C. White, Esq.
Vice President, Co-General Counsel and Secretary
111 Westwood Place, Suite 400
Brentwood, Tennessee  37027
(Name and address of agent for service)

(615) 221-2250
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	800,000 shares	$28.15	$22,520,000	$2,901

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the registrant's Common Stock as reported on the New York Stock Exchange on December 9, 2013.

EXPLANATORY NOTE

This registration statement registers an additional 800,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Brookdale Senior Living Inc. (the "Company") that may be issued and sold under the Brookdale Senior Living Inc. Associate Stock Purchase Plan (the "Plan").  This registration of 800,000 shares of Common Stock will increase the number of shares reserved for issuance under the Plan to 1,800,000.  As permitted by General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the "SEC") on August 21, 2008 (No. 333-153126) is incorporated herein by reference and made a part hereof.

The number of shares of Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each calendar year beginning January 1, 2010 by 200,000 shares.  This registration statement registers the 800,000 additional shares of Common Stock resulting from the automatic annual increases that occurred on January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are hereby incorporated by reference in this registration statement:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

(c)	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013;

(d)	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013;

(e)	The Company's Current Reports on Form 8-K filed with the SEC on February 12, 2013, February 12, 2013, April 3, 2013, April 22, 2013, May 1, 2013, June 14, 2013, August 8, 2013, November 7, 2013 and December 11, 2013; and

(f)	The description of the Common Stock contained in the Registration Statement on Form 8-A dated October 11, 2005, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

Information furnished under Items 2.02 and 7.01 of the Company's Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Chad C. White, Vice President, Co-General Counsel and Secretary of the Company.  Mr. White is employed by the Company and is eligible to participate in the Plan.  As of December 11, 2013, Mr. White beneficially owned 18,815 shares of Common Stock, including unvested restricted shares of Common Stock previously granted to him under the Company's Omnibus Stock Incentive Plan.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed on February 26, 2010).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 3, 2012).

4.3	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Amendment No. 3) (No. 333-127372) filed on November 7, 2005).

4.4	Stockholders Agreement, dated as of November 28, 2005, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Brookdale Acquisition LLC, Fortress Investment Trust II and Health Partners (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K filed on March 31, 2006).

4.5	Amendment No. 1 to Stockholders Agreement, dated as of July 25, 2006, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Registered Investment Trust, Fortress Brookdale Investment Fund LLC, FRIT Holdings LLC, and FIT Holdings LLC (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q filed on August 14, 2006).

4.6	Amendment Number Two to Stockholders Agreement, dated as of November 4, 2009 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q filed on November 4, 2009).

5.1	Opinion of Chad C. White, Vice President, Co-General Counsel and Secretary of Brookdale Senior Living Inc.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Chad C. White (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).

99.1	Brookdale Senior Living Inc. Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 11, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 11th day of December, 2013.

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
Name:	T. Andrew Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Brookdale Senior Living Inc., a Delaware corporation, hereby constitutes and appoints T. Andrew Smith and Chad C. White and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey R. Leeds	Non-Executive Chairman of the Board	December 11, 2013
Jeffrey R. Leeds

/s/ T. Andrew Smith	Chief Executive Officer	December 11, 2013
T. Andrew Smith	(Principal Executive Officer)

/s/ Mark W. Ohlendorf	President and Chief Financial Officer	December 11, 2013
Mark W. Ohlendorf	(Principal Financial and Accounting
Officer)

/s/ Frank M. Bumstead	Director	December 11, 2013
Frank M. Bumstead

/s/ Jackie M. Clegg	Director	December 11, 2013
Jackie M. Clegg

/s/ Wesley R. Edens	Director	December 11, 2013
Wesley R. Edens

/s/ Randal A. Nardone	Director	December 11, 2013
Randal A. Nardone

/s/ Mark J. Schulte	Director	December 11, 2013
Mark J. Schulte

/s/ James R. Seward	Director	December 11, 2013
James R. Seward

/s/ W.E. Sheriff	Director	December 11, 2013
W.E. Sheriff

/s/ Samuel Waxman	Director	December 11, 2013
Samuel Waxman

EXHIBIT INDEX

       Exhibit No.                                                                                                                Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed on February 26, 2010).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 3, 2012).

4.3	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Amendment No. 3) (No. 333-127372) filed on November 7, 2005).

4.4	Stockholders Agreement, dated as of November 28, 2005, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Brookdale Acquisition LLC, Fortress Investment Trust II and Health Partners (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K filed on March 31, 2006).

4.5	Amendment No. 1 to Stockholders Agreement, dated as of July 25, 2006, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Registered Investment Trust, Fortress Brookdale Investment Fund LLC, FRIT Holdings LLC, and FIT Holdings LLC (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q filed on August 14, 2006).

4.6	Amendment Number Two to Stockholders Agreement, dated as of November 4, 2009 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q filed on November 4, 2009).

5.1	Opinion of Chad C. White, Vice President, Co-General Counsel and Secretary of Brookdale Senior Living Inc.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Chad C. White (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).

99.1	Brookdale Senior Living Inc. Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 11, 2008).